EXHIBIT 24





                         AFFINITY TECHNOLOGY GROUP, INC.

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

                We, the undersigned directors of Affinity Technology Group, Inc. (the "Corporation"), and each of us, do hereby make, constitute and appoint Paul
A. Jones, Jr. and Carl M. Donnelly, or either of them, our true and lawful attorney-in-fact and agent with full power and authority in said attorney-in-fact and agent to execute for us and in our behalf the Registration Statement under the Securities Act of 1933 on Form S-8 for the 1995 Stock Option Plan of Affinity Financial Group, Inc., the 1996 Stock Option Plan of Affinity Technology Group, Inc., and the Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc. and any post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                IN WITNESS WHEREOF, we the undersigned have executed this Power of Attorney this 19th day of August, 1996.


Jeff A. Norris                                              Robert M. Price
Jeff A. Norris                                              Robert M. Price


Alan H. Fishman                                             Edward J. Sebastian
Alan H. Fishman                                             Edward J. Sebastian


                                                            Peter R. Wilson
Steven J. Gilbert                                           Peter R. Wilson


Paul A. Jones, Jr.
Paul A. Jones, Jr.